UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 25, 2012

Loreto Resources Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-1380412	20-5308449
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY 10022
(Address of principal executive offices) (Zip Code)

(212) 400-6900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On July 25, 2012, Loreto Resources Corporation (the “Company”) completed a closing (the “Closing”) of a private placement (the “Offering”) of up to $100,000 principal amount of its 10% Convertible Notes due January 24, 2014 (the “Notes”). At the Closing, the Company received proceeds of $70,000 from its sale of the Notes. The Notes will be automatically converted at the initial closing of the Company’s next private placement (“PPO”) in which the Company sells at least $1,000,000 of its securities, into securities offered in that PPO, so long as such PPO closes concurrent with the closing of a related merger or other acquisition transaction.

The Offering was conducted pursuant to the exemption from the registration requirements of the federal securities laws provided by Regulation D and Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and Section 4(2) of the Securities Act. The Notes were offered and sold only to “accredited investors,” as that term is defined by Rule 501 of Regulation D, and/or to persons who were neither resident in, nor citizens of, the United States. No commissions were paid in connection with the Offering.

The Company intends to utilize the proceeds of the Offering for working capital and general corporate purposes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loreto Resources Corporation

Date:	July 31, 2012	By:	/s/ Luis F. Saenz
Luis F. Saenz, President

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